EXHIBIT 99.D
EL PASO CORPORATION
IS OFFERING TO EXCHANGE
THE OLD NOTES OF THE SERIES SPECIFIED BELOW
FOR
THE CORRESPONDING SERIES OF NEW NOTES, WHICH
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

Old Notes to be Exchanged	CUSIP Nos.		New Notes

Category A
7 1/2 % Senior Notes due 2006	28336L AL 3	U53248 AD 9	7 1/2 % Senior Notes due 2006
6.50% Senior Notes due 2008	28336L AN 9	U53248 AE 7	6.50% Senior Notes due 2008
7.625% Senior Notes due 2008	28336L AQ 2	U53248 AF 4	7.625% Senior Notes due 2008
6.375% Senior Notes due 2009	28336L AS 8	U53248 AG 2	6.375% Senior Notes due 2009
7.75% Senior Notes due 2010	28336L AU 3	U53248 AH 0	7.75% Senior Notes due 2010
10 3/4 % Senior Notes due 2010	28336L AW 9	U53248 AJ 6	10 3/4 % Senior Notes due 2010
9 5/8 % Senior Notes due 2012	28336L AY 5	U53248 AK 3	9 5/8 % Senior Notes due 2012
6.70% Senior Notes due 2027	28336L BA 6	U53248 AL 1	6.70% Senior Notes due 2027
6.95% Senior Notes due 2028	28336L BC 2	U53248 AM 9	6.95% Senior Notes due 2028
7.75% Senior Notes due 2032	28336L BJ 7	U53248 AQ 0	7.750% Medium Term Notes
7.42% Senior Notes due 2037	28336L BG 3	U53248 AP 2	7.42% Senior Notes due 2037
Category B
7 1/2 % Notes due 2006	190441 BE 4		7 1/2 % Senior Notes due 2006
6.50% Senior Debentures due June 1, 2008	190441 AV 7		6.50% Senior Notes due 2008
7.625% Notes due 2008	190441 BF 1		7.625% Senior Notes due 2008
6.375% Senior Debentures due February 1, 2009	190441 AX 3		6.375% Senior Notes due 2009
7.75% Notes due 2010	190441 BC 8		7.75% Senior Notes due 2010
10 3/4 % Senior Debentures due October 1, 2010	190441 AK 1		10 3/4 % Senior Notes due 2010
9 5/8 % Senior Debentures due May 15, 2012	190441 AP 0		9 5/8 % Senior Notes due 2012
6.70% Senior Debentures due February 15, 2027	190441 AS 4		6.70% Senior Notes due 2027
6.95% Senior Debentures due June 1, 2028	190441 AW 5		6.95% Senior Notes due 2028
7.75% Senior Debentures due October 15, 2035	190441 AR 6		7.750% Medium Term Notes
7.42% Senior Debentures due February 15, 2037	190441 AT 2		7.42% Senior Notes due 2037
To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
      El Paso Corporation, a corporation organized under the laws of Delaware (the “Company”), is offering, subject to the terms and conditions set forth in its prospectus, dated                     , 2006 (the “Prospectus”), to exchange (each an “Exchange Offer” and collectively, the “Exchange Offers”) each properly tendered and accepted note (each an “Old Note” and collectively, the “Old Notes”) of a series listed in the far-left column of the table set forth above for a new note (each a “New Note” and collectively, the “New Notes”) of the corresponding series listed in the far right-hand column of such table, which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, to be issued by the Company in a principal amount equal to the principal amount of such tendered Old Note. The Exchange Offers are being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 28, 2005, by and among the Company and the Dealer Manager parties thereto.
      Please contact your clients for whom you hold Old Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. A Prospectus dated , 2006;

2. A letter of transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept one or more Exchange Offers if: (a) certificates for the Old Notes are not immediately available, (b) time will not permit the certificates for the Old Notes or other required documents to reach the exchange agent before the expiration of the applicable Exchange Offer or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the applicable Exchange Offer;

4. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to HSBC Bank USA, National Association, the exchange agent for the Exchange Offers.

      Your prompt action is requested. Each of the Exchange Offers will expire at 5:00 p.m., New York City time on                     , 2006, unless such Exchange Offer is extended (as it may be extended, the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before 5:00 p.m., New York City time on the applicable Expiration Date.
      Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that:

•	the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offers are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the holder is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

•	neither the holder nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company; and

•	if the holder is not a broker-dealer, that the holder is not engaged in and does not intend to engage in the distribution of the New Notes.
      If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Old Notes.
      The enclosed letter to clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.
      Unless a holder of Old Notes complies with the procedures described in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Guaranteed Delivery,” the holder must do one of the following on or prior to the Expiration Date of the applicable Exchange Offer in order to participate in such Exchange Offer:

•	tender the Old Notes by sending the certificates for the Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to the exchange agent at one of the addresses listed in the Prospectus under the caption “The Exchange Offers — Exchange Agent”; or

•	tender the Old Notes by using the book-entry procedures described in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Book-Entry Transfer” and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent.
      In order for a book-entry transfer to constitute a valid tender of Old Notes in an Exchange Offer, the exchange agent must receive a confirmation of book-entry transfer (a “book-entry confirmation”) of the Old Notes into the exchange agent’s account at The Depository Trust Company on or prior to the Expiration Date of the applicable Exchange Offer.
      The term “agent’s message” means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust

Company has received an express acknowledgment from the tendering holder of Old Notes that the holder has received and has agreed to be bound by the letter of transmittal.
      If a registered holder of Old Notes wishes to tender the Old Notes in one or more Exchange Offers, but (a) the certificates for the Old Notes are not immediately available, (b) time will not permit the certificates for the Old Notes or other required documents to reach the exchange agent before the expiration of the applicable Exchange Offer or (c) the procedure for book-entry transfer cannot be completed before such expiration, a tender of Old Notes may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offers — Procedures for Tendering Old Notes — Guaranteed Delivery.”
      The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes in the Exchange Offers, except as set forth in Instruction 7 of the letter of transmittal.
      Any inquiries you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to the exchange agent at its address and telephone number set forth on the front of the letter of transmittal.

Very truly yours,

EL PASO CORPORATION
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF EL PASO CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.
Enclosures

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